Q2 2020 SHAREHOLDER LETTER

PELOTON INTERACTIVE, INC.

SECOND QUARTER HIGHLIGHTS

All financial comparisons are on a year-over-year basis unless otherwise noted.

- Connected Fitness Subscribers grew 96% to 712,005; total Members grew to over 2.0 million
- Total revenue grew 77% to $466.3 million
- Engagement remained strong; our Connected Fitness Subscribers worked out over 24.3 million times with us in Q2 and averaged 12.6 Monthly Workouts per Connected Fitness Subscriber, versus 9.7 in the same period last year
- High engagement drove low Average Net Monthly Connected Fitness Churn of 0.74%; 12-month retention rate was 93%
- Gross margin remained steady at 42.3%; Connected Fitness Gross Margin was 40.5%, Subscription Gross Margin was 58.0%, and Subscription Contribution Margin was 64.4%
- Net Loss of $(55.4) million and Adjusted EBITDA of $(28.4) million representing an Adjusted EBITDA Margin of (6.1)%
- We are raising full year guidance for FY 2020
  - 920,000 to 930,000 ending Connected Fitness Subscribers, 81% growth at midpoint
  - $1.53 billion to $1.55 billion total revenue, 68% growth at midpoint

CONNECTED FITNESS SUBSCRIBERS


800
700
600
500
400
300
200
100
0
218
246
277
362
457
511
563
712
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
FY 2018
FY 2019
FY 2020

(in thousands)

QUARTERLY TOTAL REVENUE


500
400
300
200
100
0
142.4
106.6
112.1
262.9
316.7
223.3
228.0
466.3
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
FY 2018
FY 2019
FY 2020

(in $ millions)

QUARTERLY WORKOUTS


25,000
20,000
15,000
10,000
5,000
0
5,902
6,223
7,069
9,336
17,988
17,759
19,171
24,345
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
FY 2018
FY 2019
FY 2020

(in thousands)

AVG. MONTHLY WORKOUTS PER SUB


14
12
10
8
6
4
9.6
8.7
8.9
9.7
13.9
12.0
11.7
12.6
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
FY 2018
FY 2019
FY 2020

PELOTON Q2: 2020 | 02

Peloton Shareholders, We are pleased to report strong financial results for the second quarter. Ending Connected Fitness Subscribers grew 96% year over year to 712,005, and total revenue grew 77% year over year to $466 million driven by a robust holiday sales period, increased conversion from Home Trial launched in September, and continued low churn of our Connected Fitness Subscribers. Sales flow-through, steady gross margin and operating expense leverage resulted in a Net Loss of $(55.4) million and Adjusted EBITDA of ($28.4) million, or (6.1%) Adjusted EBITDA margin. Here are some highlights from the second quarter: PELOTON Q2: 2020 | 03

HOLIDAY

Our strong holiday selling period was driven by Home Trial, our omnichannel marketing program including a longer-running Black Friday promotion, and continued growth in global showrooms. This was our first holiday period with Home Trial, which allows prospective Members to try the Bike at home for 30 days, risk-free. Home Trial helped drive higher conversion on our e-commerce site and in our showrooms without having a meaningful impact on our low return rate. Our fully-integrated holiday Bike campaign was designed to reach a wide audience of potential buyers and included multiple TV spots, digital, social, direct mail, and radio.

We ran our largest promotion of the year for two weeks ending on Cyber Monday. Given that Thanksgiving fell later in the year, the longer promotional period allowed us to better distribute our sales and deliveries to ensure Bikes and Treads arrived in time for the holidays. Our delivery self-scheduler available after checkout also helped us to improve Member order experience during our busiest sales period; over 80% of our customers in North America were able to self-select their desired delivery date and time window during the second quarter, significantly improving the efficiency of our Member Support teams. We also hired seasonal Field Operations and warehouse teams to support additional delivery volume, allowing us to achieve shorter order-to-delivery times than in previous years.

We opened 15 new showrooms during the second quarter, bringing our total global showroom count to 96. We launched in new markets in North America such as Vancouver, Birmingham, Charleston, and Pittsburgh, and expanded our footprint in the United Kingdom with showrooms in Oxford and Kent.

Our Cleveland showroom opened in December as our first "Concept Store". This new format provides current and prospective Members the opportunity to discover and engage with all aspects of our Connected Fitness and Digital Membership experience. The showroom includes dedicated areas where customers can explore our products, content, and software in our major fitness verticals including cycling, running, yoga and strength. It also features newly designed, bespoke private test class rooms, allowing customers to fully immerse themselves in our fitness experience. Moving forward, we expect to build new Showrooms following the Concept Store format and selectively renovate existing larger showrooms.

PELOTON Q2: 2020 | 04

LAUNCH IN GERMANY With our launch in Germany on November 20, 2019, we are now in the three largest fitness markets in the world (United States, United Kingdom, and Germany)1. Our current markets in North America and Europe collectively represent nearly 50% of the global population of individuals IRÈNE SCHOLZ with gym memberships1. In November we welcomed our first German cycling instructor, Irène Scholz, and in January announced the addition of our second German instructor, Erik Jäger, to the team. Irène and Erik are both currently producing German-language classes from our temporary studio in London. In the initial months since launch we have opened five retail showrooms, located in Cologne, Düsseldorf, Frankfurt, Hamburg, and Munich, and in January we kicked off a full-scale national TV and digital media campaign. With just over two months in the German market, we are pleased with our early sales results and are tracking ahead of plan. ERIK JÄGER New showroom opened in Cologne, Germany (1) IHRSA 2019 Global Report. PELOTON Q2: 2020 | 05

New Fire TV App Integration

PELOTON DIGITAL

Peloton Digital provides Members with access to high-quality fitness content anywhere, anytime. During the second quarter we made some important changes to our Peloton Digital Membership, including reducing our monthly Digital Subscription price to $12.99 and extending our Digital free trial period to 30 days. We lowered the price of Peloton Digital to increase accessibility, expand our sales pipeline and drive more leads to help grow Connected Fitness Product sales. We view Digital trial and Membership as an effective way to get millions of people to experience our content and workouts, creating a unique and differentiating lead generation engine. We ended the quarter with over 109,000 Digital Subscribers, and launched a national advertising campaign featuring Peloton Digital at the end of December.

In the second quarter we added Amazon Fire TV and Apple Watch apps to a growing list of immersive capabilities that differentiate our offering and give our Members what we believe is the best value in fitness. In the first several weeks since our Fire TV launch, over 75% of workouts taken on the app were in floor-based class categories such as strength, stretching, yoga and meditation. With the launch of our Apple Watch integration, we provide our Members with another way to enhance the Peloton experience on iOS with workout metrics such as heart rate for all class types. Bringing the Peloton experience to more devices is one way we continue to drive engagement with our Connected Fitness Subscribers. With the app, which is included with the Connected Fitness Subscription, Members can augment their Bike or Tread workouts with a variety of complementary classes and access to our library of class content when traveling.



New Apple Watch integration

PELOTON Q2: 2020 | 06

YOU BRING YOUR
BEST TO THE TABLE

2019 Turkey Burn

CONTENT AND PROGRAMMING

Our Connected Fitness Subscribers worked out with us over 24.3 million times during the second quarter, aided in part by our programming initiatives during the holiday season which resulted in a significant lift in both live and on-demand participation. We kicked off the holiday season with our annual Turkey Burn programming on Thanksgiving, which included a full lineup of classes across cycling, bootcamp, yoga, and outdoor running. This year's Turkey Burn marks our highest all-time live class participation, with over 18,000 Members riding live in Robin Arzon's 45-minute Turkey Burn ride on Thanksgiving morning.

This holiday season, we also produced a special "Move for More" collection of 10-minute and 15-minute classes in partnership with Action for Healthy Kids, an organization dedicated to improving children's health and well-being, giving our community an opportunity to make their rides and strides mean even more.

Photo Credit: Action for Healthy Kids



PELOTON Q2: 2020 | 07

TOTAL STRENGTH

WITH ANDY


PELOTON

During the second quarter we continued to focus on providing Members a wider variety of classes and continued to curate fitness programs to support our Members along their fitness journey. In December we released the Total Body Strength Program with Andy Speer, a four-week progressive strength training program featuring 18 classes, which has bolstered engagement in our strength classes in the weeks since launch. We also continued to produce our popular Artist Series rides, including Emma Lovewell's Coldplay ride, a Jennifer Lopez ride with Jess King and Robin Arzon, and a P!nk ride with Christine D'Ercole - all three of which are among the most popular 30-minute classes we have ever produced; these three classes have been taken nearly 200,000 times. In addition to our two new German instructors, we also added two U.K. based cycling instructors to our roster, Hannah Frankson and Sam Yo.


PELOTON

HANNAH FRANKSON



SAM YO

PELOTON Q2: 2020 | 08

PELOTON INTERACTIVE, INC.

FINANCIAL DISCUSSION

REVENUE

We generated total revenue of $466.3 million in Q2, representing 77% year-over-year growth. Connected Fitness Product revenue was $381.1 million, representing 72% year-over-year growth and 82% of total revenue. Investments in supply chain and our logistics platform, including our new self-scheduling tool, allowed us to shorten sales to delivery windows during the important holiday period, which resulted in greater revenue and Connected Fitness Subscriber additions in Q2 than in prior years, where a larger proportion of holiday deliveries occurred during Q3.

Subscription revenue was $77.1 million in Q2, representing 107% year-over-year growth and 17% of total revenue. The increase in subscription revenue was a result of strong growth in our Connected Fitness Subscriber base, which reached 712,005 by the end of Q2, representing year-over-year growth of 96%. We saw Member engagement continue to grow in the second quarter with 12.6 Average Monthly Workouts per Connected Fitness Subscriber versus 9.7 Workouts in the same period last year. Our Connected Fitness Subscribers worked out with us 24.3 million times, up from 9.3 million workouts in the same period last year, representing 161% year-over-year growth. We ended the quarter with 109,198 Digital Subscribers, up 77% year-over-year.

We experienced low Average Net Monthly Connected Fitness Churn in Q2 of 0.74%. While churn was higher than it was for the same period last year, churn was positively impacted by lower return rates and higher retention than expected for lapsing prepaid subscriptions. As of December 31, 2019, 92% of our Connected Fitness Subscribers were on month-to-month payment plans.

Other revenue, which primarily consists of the sale of Peloton-branded apparel, was $8.0 million in Q2, representing 90% revenue growth, net of discounts, year-over-year. Growth in apparel revenue was significantly offset by the discounts offered in our referral program, which help encourage word-of-mouth purchase recommendations from our growing Member base.

REVENUE

$466.3 million

77% Y/Y

ENDING CONNECTED FITNESS SUBSCRIBERS

712,005

96% Y/Y

AVG. NET MONTHLY CONNECTED FITNESS CHURN

0.74%

PELOTON Q2: 2020 | 09

PELOTON INTERACTIVE, INC. FINANCIAL DISCUSSION GROSS PROFIT GROSS PROFIT Gross profit was $197.1 million in Q2 representing 77% year-over- $197.1 million year growth. Gross margin for the quarter was steady year-over- 42.3% gross margin year at 42.3%. CONNECTED Connected Fitness Products gross profit was $154.5 million in Q2 FITNESS GROSS and represents 63% year-over-year growth. Our Connected Fitness PROFIT Products gross margin was 40.5%, a 230 basis point decline versus last year, primarily driven by a mix shift to Tread deliveries, which $154.5 million currently carry a lower gross margin than our Bikes, and continued 40.5% gross margin investments in our logistics platform to support our growth. This was partially offset by continued improvements in our product SUBSCRIPTION costs. Despite the investments we are making to expand our Field GROSS PROFIT Operations and warehouses, we achieved greater than expected fixed cost leverage in our logistics platform due to our sales performance $44.7 million in the quarter. 58.0% gross margin Subscription gross profit was $44.7 million in Q2 representing 163% SUBSCRIPTION year-over-year growth. Subscription gross margin was 58.0%, a 1,247 CONTRIBUTION basis point improvement versus last year. Subscription Contribution was $49.7 million in Q2 increasing 147% year-over-year. Subscription $49.7 million Contribution Margin was 64.4%, a 1,043 basis point improvement 64.4% contribution versus last year, primarily driven by a $2.2 million benefit from lower margin content costs for past use year-over-year and fixed cost leverage with more Connected Fitness Subscribers. We also achieved greater than expected efficiencies in streaming and merchant fee costs. For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation table in the section titled “Key Operating Metrics and Non-GAAP Financial Measures--Non-GAAP Financial Measures.” PELOTON Q2: 2020 | 10

PELOTON INTERACTIVE, INC. FINANCIAL DISCUSSION OPERATING EXPENSES TOTAL OPERATING Total operating expenses of $258.7 million grew 55% year-over- EXPENSES year primarily due to increases in marketing expenses, personnel- related expenses, and rent and occupancy expenses to support our $258.7 million growth, including expansion into new international markets and 55% of revenue fitness verticals. Total operating expenses were 55% of total revenue, compared to 64% of total revenue in the prior year period. Our prior SALES AND year quarter included a one-time stock-based compensation charge of MARKETING $28.0 million related to our Series F tender offer. Excluding this impact, operating expense would have been 53% of total revenue. $160.5 million 34% of revenue Sales and marketing expense was $160.5 million and grew 61% year-over-year, representing 34% of total revenue. The increase GENERAL AND was primarily driven by higher acquisition and brand marketing ADMINISTRATIVE spend in the current year, including marketing for Tread, Digital and international. We also increased our global showroom count to 96 $77.5 million retail locations at the end of the quarter, up from 69 in the same 17% of revenue period last year, resulting in an increase in personnel costs, rent and occupancy costs, and depreciation expense in the current period. RESEARCH AND We believe these strategic investments in our sales and marketing DEVELOPMENT channels will set us up for continued future growth. Our prior year quarter included a one-time stock-based compensation charge $20.7 million related to our Series F tender offer of $2.3 million. Excluding this 4% of revenue impact, sales and marketing expense as a percent of total revenue would have been 37% in Q2 fiscal 2019. General and administrative expense was $77.5 million and grew 40% year-over-year representing 17% of total revenue. Excluding the one-time stock-based compensation charge related to our Series F tender offer of $24.4 million in the prior year quarter, general and administrative expense would have been 12% of total revenue in Q2 fiscal 2019. The year-over-year growth was driven by continued investment in our teams and systems, public company costs, and lease expense related to our new headquarters in New York City, which we took possession of in August 2019. Our move to our new headquarters is planned for Fall 2020. Research and development expense was $20.7 million and grew 67% year-over-year representing 4% of total revenue. Excluding the one-time stock-based compensation charge related to our Series F tender offer of $1.3 million in the prior year quarter, research and development expense would have been 4% of total revenue in Q2 fiscal 2019. The growth in overall expense is primarily due to the expansion of our software and hardware engineering teams to continue to develop a robust pipeline of new software features and products. PELOTON Q2: 2020 | 11

PELOTON INTERACTIVE, INC.

FINANCIAL DISCUSSION

PROFITABILITY

Net loss in Q2 was $(55.4) million compared to $(55.1) million in the same period last year. Q2 Adjusted EBITDA loss was $(28.4) million representing an Adjusted EBITDA margin of (6.1)% compared to (5.6)% in the same period last year. Adjusted EBITDA margin was steady year over year even with significant investments made over the last 12 months across our platform and teams. Factoring in Q2 weighted average shares outstanding of 279,974,823, basic and diluted net loss per share was $(0.20).

Q2 2019 BALANCE SHEET AND CASH FLOW

We ended Q2 fiscal 2020 with $1.5 billion in cash and cash equivalents, and investments in marketable securities, compared to $556.7 million as of the end of Q2 fiscal 2019. Cash provided by operations was $33.2 million during the quarter. Capital expenditures were $(48.8) million, the majority of which is related to the continued build out of our new Peloton Studios in New York City and London, our New York City headquarters, and new showrooms. In addition, we purchased Tonic for $(45.9) million, net of cash acquired, which is consolidated in our balance sheet.

NET LOSS

$(55.4) million

(12.0)% profit margin

ADJUSTED EBITDA LOSS

$(28.4) million

(6.1)% margin

CASH AND CASH EQUIVALENTS

$1.5 billion

PELOTON Q2: 2020 | 12

PELOTON INTERACTIVE, INC.

Q3 AND FULL FISCAL YEAR 2020 BUSINESS OUTLOOK

Q3 FISCAL YEAR 2020 HIGHLIGHTS

- 843,000 to 848,000 ending Connected Fitness Subscribers, growth of 85% at midpoint
- $470 million to $480 million total revenue, 50% growth at midpoint
- $(35) million to $(25) million Adjusted EBITDA, (6.3)% Adjusted EBITDA margin at midpoint of ranges

FULL FISCAL YEAR 2020 HIGHLIGHTS

- 920,000 to 930,000 ending Connected Fitness Subscribers, growth of 81% at midpoint
- $1.53 billion to $1.55 billion total revenue, 68% growth at midpoint
- $(115) million to $(95) million Adjusted EBITDA, (6.8)% Adjusted EBITDA margin at midpoint of ranges

We expect Average Net Monthly Connected Fitness Churn to stay below 0.95% in Q3 and for the full fiscal year 2020. We are decreasing our expected churn due to lower observed return rates from Home Trial and higher expected retention of lapsing prepaid Connected Fitness Subscriptions offered prior to July 2018.

For Q3 fiscal 2020 and fiscal year 2020 we expect a gross margin of 43% to 44% and 43.5% to 44.5%, respectively. In Q3, we expect Connected Fitness Product gross margin to remain steady year over year and Subscription Margin and Subscription Contribution Margin to benefit year over year from significant reductions in content costs for past use and, to a lesser extent, leveraging of fixed costs of content production as well as efficiencies in streaming costs and merchant fees.

We expect Q3 Adjusted EBITDA of $(35) million to $(25) million, representing an Adjusted EBITDA margin of (6.3)% at the midpoint of the ranges for revenue and Adjusted EBITDA. For fiscal year 2020 we expect Adjusted EBITDA of $(115) million to $(95) million, representing an Adjusted EBITDA margin of (6.8)% at the midpoint of the ranges.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the costs and expenses that may be incurred in the future. We have provided a reconciliation of GAAP to non-GAAP financial measures for Q2 in the reconciliation table at the end of this letter.

PELOTON Q2: 2020 | 13

PELOTON INTERACTIVE, INC.

Q3 AND FULL FISCAL YEAR 2020 BUSINESS OUTLOOK

WEBCAST

We will host a Q&A session at 5:00pm ET on Wednesday, February 5, 2020 to discuss our financial results. To participate in the live call, please dial 1 (877) 667-0469 (US / Canada) or 1 (346) 406-0807 (international) and provide conference ID 8043337. A live webcast of the call will be available at https://investor.onepeloton.com/investor-relations/ and will be archived on our site following the call.

Thanks to our Members, employees, partners, and investors – together we go far!

—*Team Peloton*

SAFE HARBOR STATEMENT

This shareholder letter includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the third quarter of fiscal 2020 and full fiscal year 2020, our business strategy and plans, and our objectives and future operations, including our expansion into new markets, our continued growth and the renovation of our showrooms, our continued investment in new products, interactive software and content and the expansion of Peloton Digital onto additional third-party platforms in the future. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to attract and retain Subscribers; our limited operating history; our ability to anticipate and satisfy consumer preferences; the effects of the highly competitive market in which we operate; market acceptance of our Connected Fitness Products; our ability to successfully develop and timely introduce new products and services; our ability to accurately forecast consumer demand and adequately manage our inventory; our ability to maintain the value and reputation of the Peloton brand; a decrease in sales of our Bike; the continued growth of the connected fitness market; the loss of any one of our third-party suppliers, manufacturers, or logistics partners; our ability to achieve the objectives of strategic and operational initiatives; litigation and related costs; the impact of privacy and data security laws; and other general market, political, economic, and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption "Risk Factors" in the final prospectus pursuant to Rule 424(b)(4) filed with the Securities and Exchange Commission (SEC) on September 26, 2019, our most recent Quarterly Report on Form 10-Q, and our other SEC filings, which are available on the Investor Relations page of our website at https://investor.onepeloton.com/investor-relations and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

PELOTON Q2: 2020 | 14

PELOTON INTERACTIVE, INC.

KEY OPERATING METRICS AND NON-GAAP FINANCIAL MEASURES

In addition to the measures presented in our interim condensed consolidated financial statements, we use the following key operating metrics to evaluate our business, measure our performance, develop financial forecasts, and make strategic decisions.

	Three Months Ended December 31	
	2019	2018
Connected Fitness Subscribers	712,005	362,388
Average Net Monthly Connected Fitness Churn	0.74%	0.52%
Total Workouts (in millions)	24.3	9.3
Average Monthly Workouts per Connected Fitness Subscriber	12.6	9.7
Subscription Gross Profit (in millions)	$ 44.7	$ 17.0
Subscription Contribution (in millions)(1)	$ 49.7	$ 20.1
Subscription Gross Margin	58.0%	45.5 %
Subscription Contribution Margin(1)	64.4%	54.0%
Net Loss (in millions)	$ (55.4)	$ (55.1)
Adjusted EBITDA (in millions)(2)	$ (28.4)	$ (14.6)
Adjusted EBITDA Margin(2)	(6.1)%	(5.6)%

(1) Please see the section titled "Non-GAAP Financial Measures" for a reconciliation of Subscription Gross Profit to Subscription Contribution and an explanation for why we consider Subscription Contribution to be a helpful metric for investors.

(2) Please see the section titled "Non-GAAP Financial Measures" for a reconciliation of net loss to Adjusted EBITDA and an explanation for why we consider Adjusted EBITDA to be a helpful metric for investors.

CONNECTED FITNESS SUBSCRIBERS

Our ability to expand the number of Connected Fitness Subscribers is an indicator of our market penetration and growth. A Connected Fitness Subscriber can represent a person, household, or commercial property, such as a hotel or residential building.

A Connected Fitness Subscription is either a paid Connected Fitness Subscriber (a Connected Fitness Subscription with a successful credit card billing or with prepaid subscription credits or waivers) or paused Connected Fitness Subscriber (a Connected Fitness Subscription where the Subscriber has requested to "Pause" for up to 3 months). We do not include canceled or unpaid Connected Fitness Subscriptions in the Connected Fitness Subscriber count.

AVERAGE NET MONTHLY CONNECTED FITNESS CHURN

We use Average Net Monthly Connected Fitness Churn to measure the retention of our Connected Fitness Subscribers. We define Average Net Monthly Connected Fitness Churn as Connected Fitness Subscriber cancellations, net of reactivations, in the quarter, divided by the average number of beginning Connected Fitness Subscribers in each month, divided by three months. This metric does not include data related to our Digital Subscribers who pay a monthly fee for access to our content library on their own devices.

PELOTON Q2: 2020 | 15

PELOTON INTERACTIVE, INC. KEY OPERATING METRICS AND NON-GAAP FINANCIAL MEASURES TOTAL WORKOUTS AND AVERAGE NON-GAAP FINANCIAL MEASURES MONTHLY WORKOUTS PER CONNECTED In addition to our results determined in accordance FITNESS SUBSCRIBER with accounting principles generally accepted in the We review Total Workouts and Average Monthly United States, or GAAP, we believe the following non- Workouts per Connected Fitness Subscriber to GAAP financial measures are useful in evaluating our measure engagement, which is the leading indicator operating performance. of retention for our Connected Fitness Subscribers. We define Total Workouts as all workouts completed These non-GAAP financial measures have limitations during a given period. We define a Workout as a as analytical tools in that they do not reflect all of the Connected Fitness Subscriber either completing at amounts associated with our results of operations least 50% of an instructor-led or scenic ride or run or as determined in accordance with GAAP. Because of ten or more minutes of “Just Ride” or “Just Run” mode. these limitations, Adjusted EBITDA, Adjusted EBITDA We define Average Monthly Workouts per Connected Margin, Subscription Contribution, and Subscription Fitness Subscriber as the Total Workouts completed Contribution Margin should be considered along with in the quarter divided by the average number of other operating and financial performance measures Connected Fitness Subscribers in each month, divided presented in accordance with GAAP. by three months. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found below. PELOTON Q2: 2020 | 16

PELOTON INTERACTIVE, INC.

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that our management uses to assess our operating performance and the operating leverage in our business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business. We expect Adjusted EBITDA Margin to increase over the long-term as we continue to scale our business and achieve greater leverage in our operating expenses.

We calculate Adjusted EBITDA as net loss adjusted to exclude other income, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, transaction costs, certain litigation expenses, consisting of legal settlements and related fees for specific proceedings that arise outside of the ordinary course of our business, and non-cash lease expense related to build-to-suit obligations. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended December 31 (dollars in millions)		Six Months Ended December 31 (dollars in millions)	
	2019	2018	2019	2018
Net loss (1)	$ (55.4)	$ (55.1)	$ (105.2)	$ (109.6)
Adjusted to exclude the following:				
Other income (expense), net	5.7	0.9	6.9	1.9
Income tax benefit	(0.4)	–	(0.4)	–
Depreciation and amortization expense	10.1	5.0	17.2	9.2
Stock-based compensation expense	17.1	31.8	35.8	68.5
Transaction costs	0.1	–	0.3	–
Litigation expenses	5.8	2.8	9.7	4.0
Ground lease expense related to build-to-suit obligations	–	1.7	–	1.7
Adjusted EBITDA	$ (28.4)	$ (14.6)	$ (49.4)	$ (28.1)
Adjusted EBITDA margin	(6.1)%	(5.6)%	(7.1)%	(7.5)%

(1) Included in net loss are content costs for past use as follows:

	Three Months Ended December 31 (dollars in millions)		Six Months Ended December 31 (dollars in millions)	
	2019	2018	2019	2018
Content costs for past use (2)	$ 0.1	$ 2.3	$ 1.0	$ 5.1

(2) *From time-to-time, we execute music royalty agreements with various music rights holders. As part of these go-forward license agreements, we may also enter into agreements whereby we are released from all potential licensor claims regarding our alleged past use of copyrighted material in our content in exchange for a mutually-agreed payment. We refer to these payments as content costs for past use. Included in Adjusted EBITDA are content costs for past use. These costs had a negative basis point impact on Adjusted EBITDA Margin of 2 and 15 for the three and six months ended December 31, 2019, respectively, and 86 and 137 for the three and six months ended December 31, 2018, respectively.*

PELOTON Q2: 2020 | 17

PELOTON INTERACTIVE, INC.

SUBSCRIPTION CONTRIBUTION AND SUBSCRIPTION CONTRIBUTION MARGIN

We use Subscription Contribution and Subscription Contribution Margin to measure our ability to scale and leverage the costs of our Connected Fitness Subscriptions. The continued growth of our Connected Fitness Subscriber base will allow us to improve our Subscription Contribution Margin. While there are variable costs, including music royalties, associated with our Connected Fitness Subscriptions, a significant portion of our content creation costs are fixed given that we operate with a limited number of production studios and instructors. The fixed nature of those expenses should scale over time as we grow our Connected Fitness Subscriber base.

We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results because our management uses Subscription Contribution and Subscription Contribution Margin in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance.

We define Subscription Contribution as subscription revenue less cost of subscription revenue, adjusted to exclude from cost of subscription revenue, depreciation and amortization expense and stock-based compensation expense. Subscription Contribution Margin is calculated by dividing Subscription Contribution by subscription revenue.

The following table presents a reconciliation of Subscription Contribution to subscription gross profit, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended December 31 (dollars in millions)		Six Months Ended December 31 (dollars in millions)	
	2019	2018	2019	2018
Subscription Revenue	$ 77.1	$ 37.3	$ 144.3	$ 69.1
Less: Cost of Subscription (1)	32.4	20.3	61.9	36.6
Subscription Gross Profit	$ 44.7	$ 17.0	$ 82.4	$ 32.4
Subscription Gross Margin	58.0%	45.5%	57.1%	46.9%
Add back:				
Depreciation and amortization expense	3.8	2.6	7.5	4.4
Stock-based compensation expense	1.2	0.6	2.2	1.8
Subscription Contribution	$ 49.7	$ 20.1	$ 92.0	$ 38.7
Subscription Contribution Margin	64.4%	54.0%	63.8%	56.0%

(1) Included in cost of subscription are content costs for past use as follows:

	Three Months Ended December 31 (dollars in millions)		Six Months Ended December 31 (dollars in millions)	
	2019	2018	2019	2018
Content costs for past use (2)	$ 0.1	$ 2.3	$ 1.0	$ 5.1

(2) *From time-to-time, we execute music royalty agreements with various music rights holders. As part of these go-forward license agreements, we may also enter into agreements whereby we are released from all potential licensor claims regarding our alleged past use of copyrighted material in our content in exchange for a mutually-agreed payment. We refer to these payments as content costs for past use. Included in Subscription Contribution and Subscription Contribution Margin are content costs for past use. These costs had a negative basis point impact on Subscription Contribution Margin of 13 and 71 for the three and six months ended December 31, 2019, respectively, and 603 and 741 for the three and six months ended December 31, 2018, respectively.*

PELOTON Q2: 2020 | 18

PELOTON INTERACTIVE, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in millions, except share and per share amounts) ASSETS 12/31/2019 06/30/2019 Current assets: Unaudited Cash and cash equivalents $ 532.8 $ 162.1 Marketable securities 954.3 216.0 Accounts receivable, net of allowances 22.0 18.5 Inventories, net 243.6 136.6 Prepaid expenses and other current assets 104.3 48.4 Total current assets 1,857.1 581.7 Property and equipment, net 159.1  249.7 Intangible assets, net 17.0  19.5 Goodwill 38.8  4.3 Restricted cash 1.6  0.8 Right-of-use asset 492.1  — Other assets 18.5  8.5 Total assets $ 2,584.2 $ 864.5 LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT) Current liabilities: Accounts payable 182.5 92.2 Accrued expenses 165.3  104.5 Customer deposits and deferred revenue 159.6  90.8 Other current liabilities 28.4  3.3 Total current liabilities 535.8 290.8 Deferred rent — 23.7 Build-to-suit liability — 147.1 Long term lease liability 496.1  — Other non-current liabilities 7.1 0.4 Total liabilities 1,039.0 462.0 Commitments and contingencies Redeemable convertible preferred stock, $0.000025 par value, zero and 215,443,468 shares authorized; zero and 210,640,629 shares — 941.1 issued and outstanding as of December 31, 2019 and June 30, 2019, respectively. Stockholders’ equity (deficit) Common stock, $0.000025 par value; 2,500,000,000 and zero Class A shares authorized, 43,794,644 and zero shares issued and outstanding as of December 31, 2019 and June 30, 2019, respectively; 2,500,000,000 and 400,000,000 Class B shares authorized, 236,819,934 and 25,301,604 shares issued — — and outstanding as of December 31, 2019 and June 30, 2019, respectively. Additional paid-in capital 2,269.3 90.7 Accumulated other comprehensive income 3.3  0.2 Accumulated deficit (727.4) (629.5) Total stockholders’ equity (deficit) 1,545.2 (538.6) Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit) $ 2,584.2 $ 864.5 PELOTON Q2: 2020 | 19

PELOTON INTERACTIVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

UNAUDITED

(in millions, except share and per share amounts)

	Three Months Ended December 31		Six Months Ended December 31	
	2019	2018	2019	2018
Revenue:				
Connected Fitness Products	$ 381.1	$ 221.3	$ 538.7	$ 299.2
Subscription	77.1	37.3	144.3	69.1
Other	8.0	4.2	11.3	6.7
Total Revenue	466.3	262.9	694.3	375.0
Cost of revenue:				
Connected Fitness Products	226.7	126.5	316.5	168.8
Subscription	32.4	20.3	61.9	36.6
Other	10.0	4.6	13.6	6.7
Total cost of revenue	269.1	151.5	392.1	212.1
Gross profit	197.1	111.3	302.2	162.9
Operating expenses:				
Sales and marketing	160.5	99.5	238.1	145.0
General and administrative	77.5	55.4	138.5	105.4
Research and development	20.7	12.4	38.1	24.0
Total operating expenses	258.7	167.3	414.6	274.4
Loss from operations	(61.5)	(56.0)	(112.4)	(111.5)
Other income, net:				
Interest income, net	5.9	1.2	7.1	2.2
Other expense, net	(0.1)	(0.3)	(0.2)	(0.3)
Total other income, net	5.7	0.9	6.9	1.9
Loss before provision for income taxes	(55.8)	(55.1)	(105.5)	(109.6)
Income tax benefit	(0.4)	–	(0.4)	–
Net loss	$ (55.4)	$ (55.1)	$ (105.2)	$ (109.6)
Net loss attributable to Class A and Class B common stockholders	$ (55.4)	$ (105.2)	$ (105.2)	$ (159.7)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$ (0.20)	$ (4.83)	$ (0.66)	$ (6.83)
Weighted-average Class A and Class B common shares outstanding, basic and diluted	279,974,823	21,780,927	159,214,343	23,390,001
Other comprehensive income:				
Change in unrealized gain (loss) on marketable securities	$ (0.2)	$ –	$ (0.2)	$ –
Change in foreign currency translation adjustment	4.7	0.7	3.4	0.6
Total other comprehensive income	4.5	0.7	3.1	0.6
Comprehensive loss	$ (50.9)	$ (54.4)	$ (102.0)	$ (109.0)

PELOTON Q2: 2020 | 20

PELOTON INTERACTIVE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (CONTINUED) UNAUDITED (in millions, except share and per share amounts) Includes stock-based compensation expense as follows: Three Months Ended December 31 Six Months Ended December 31 2019 2018 2019 2018 Cost of revenue Connected Fitness Products $ 0.5  $ — $ 0.7 $ 0.1 Subscription 1.2 0.6 2.2 1.8 Other — — — — Total cost of revenue 1.6 0.6 2.9 1.9 Sales and marketing 2.0 2.6 3.6 6.8 General and administrative 11.2  26.8  24.6  55.1  Research and development 2.4 1.8 4.7 4.7  Total stock-based compensation expense $ 17.1  $ 31.8  $ 35.8  $ 68.5  Includes depreciation and amortization expense as follows: Three Months Ended December 31 Six Months Ended December 31 2019 2018 2019 2018 Cost of revenue Connected Fitness Products $ 0.8  $ 0.3  $ 1.3  $ 0.4  Subscription 3.8  2.6  7.5  4.4  Other — — — — Total cost of revenue 4.6 2.9  8.8  4.8 Sales and marketing 2.2 0.9 3.8  1.4  General and administrative 3.2 1.3 4.5  2.9  Research and development 0.1 — 0.1  — Total depreciation and amortization expense $ 10.1  $ 5.0  $ 17.2 $ 9.2  PELOTON Q2: 2020 | 21

PELOTON INTERACTIVE, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS UNAUDITED (in millions) Six Months Ended December 31 2019 2018 Cash Flows from Operating Activities: Net loss $ (105.2) $ (109.6) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization expense 17.2  9.2  Stock-based compensation expense 35.8  68.5  Impairment of long-lived assets (0.2) — Amortization of debt issuance costs 0.2 0.2  Amortization of premium from marketable securities (0.5) — Non-cash operating lease expense 21.4 — Changes in operating assets and liabilities: Accounts receivable 23.8  (17.4) Inventories (94.2) (82.1) Prepaid expenses and other current assets (12.5) (21.1) Other assets (8.1) (5.5) Accounts payable and accrued expenses 98.0 122.1  Customer deposits and deferred revenue 68.3  50.0  Operating lease liabilities, net (17.5) — Other liabilities 6.7  6.4 Net cash provided by operating activities 33.2  20.7 Cash Flows from Investing Activities: Purchases of marketable securities (973.1) — Maturities of marketable securities 141.5 — Sales of marketable securities 55.4  — Acquisition of business, net of cash acquired (45.9) (0.1) Purchases of property and equipment (48.8) (25.9) Net cash used in investing activities (870.8) (25.9) Cash Flows from Financing Activities: Proceeds from issuance of common stock upon initial public offering, net of offering costs 1,195.7  — Repurchase of common and convertible preferred stock, including issuance costs — (130.3) Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs — 539.1  Proceeds from employee stock purchase plan withholdings 2.0  — Proceeds from exercise of stock options 4.2 1.6 Net cash provided by financing activities 1,201.9  410.5  Effect of exchange rate changes 7.1  0.6  Net change in cash 371.4  405.8  Cash, cash equivalents and restricted cash — Beginning of period 163.0  151.6  Cash, cash equivalents and restricted cash — End of period $ 534.4  $ 557.5  Supplemental Disclosures of Cash Flow Information: Cash paid for interest $ —  $ 0.4  Supplemental Disclosures of Non-Cash Investing and Financing Information: Conversion of convertible preferred stock to common stock $ 941.1  $ — Property and equipment accrued but unpaid $ 7.7  $ 1.6  Building — build-to-suit asset $ — $ 112.9  Stock-based compensation capitalized for software development costs $ 0.9  $ 0.2  PELOTON Q2: 2020 | 22